Exhibit 99.1

Ellington Financial LLC Reports Third Quarter 2010 Results

OLD GREENWICH, Connecticut—November 16, 2010

Ellington Financial LLC (NYSE: EFC) (the “Company”) today reported financial results for the quarter ended September 30, 2010.

Highlights

•	Raised approximately $95.0 million of net proceeds through the completion of its initial public offering of common shares that closed on October 14, 2010.

•	Net increase in shareholders’ equity resulting from operations for the third quarter was $16.0 million. Basic and diluted earnings per share was $1.30.

•	Book value per share as of September 30, 2010 was $25.78, as compared to $24.56 as of June 30, 2010.

•	Total return for the third quarter was 5.58% (non-annualized).

•	Announced a quarterly dividend for the third quarter of $0.80 per share payable December 15, 2010, to shareholders of record December 1, 2010.

Third Quarter 2010 Results

Total net increase in shareholders’ equity resulting from operations for the third quarter of 2010 was $16.0 million, or $1.30 per diluted share. This compares to $3.7 million, or $0.30 per diluted share for the quarter ended June 30, 2010. The quarter-over-quarter increase was primarily related to increases in the values of the Company’s non-Agency residential mortgage-backed securities (“RMBS”) holdings.

The Company prepares its financial statements in accordance with ASC 946, Financial Services—Investment Companies. As a result, investments are carried at fair value and all valuation changes are recorded in the consolidated statement of operations.

The Company also measures its performance on the basis of total return. Total return measures the Company’s overall change in shareholders’ equity, assuming the reinvestment of dividends. For the quarter ended September 30, 2010, total return was 5.58%. For the nine month period ended September 30, 2010, total return was 9.95%, or 13.3% on an annualized basis. Total return from inception of the Company (August 17, 2007) through September 30, 2010 was 58.3%, non-annualized. Over the same period the total return for the FTSE NAREIT Mortgage REITs Index1 was (0.47)%.

The Company’s book value per outstanding common share as of September 30, 2010 was $25.78, as compared to $24.56 as of June 30, 2010 and $25.04 as of December 31, 2009. Diluted book value per share was $24.99 as of September 30, 2010, as compared to $23.80 as of June 30, 2010 and $24.27 as of December 31, 2009. On a pro-forma basis, adjusted for the impact of the initial public offering, book value per share as of September 30, 2010 was $24.50; on a pro-forma diluted basis, book value per share was $23.95.

Initial Public Offering

On October 14, 2010, the Company completed an initial public offering of its common shares, selling 4,500,000 shares at an initial public offering price of $22.50. This resulted in approximately $101.3 million in gross proceeds and approximately $95.0 million in net proceeds, after deducting approximately $2.9 million in underwriting discounts and commissions and approximately $3.4 million in other expenses relating to the initial public offering.

“We are extremely pleased with our results for the quarter, all the more gratifying as our first earnings release as a public company,” said Laurence Penn, Chief Executive Officer and President of the Company. “The successful completion of our initial public offering is a milestone in the Company’s history. We believe that the non-Agency RMBS market continues to offer abundant opportunities for the Company, and we look forward to continuing to build shareholder value through our portfolio management capabilities.”

[1]	The FTSE NAREIT Mortgage REITs Index includes firms that invest primarily in mortgages or mortgage-backed securities secured by single-family or commercial property.

Portfolio

The following tables summarize the Company’s portfolio holdings:

RMBS Portfolio

In Thousands
	September 30, 2010
	Current
	Principal	Fair Value	Average Price	Cost	Average Cost

Non-Agency RMBS, excluding Interest Only and Residual Securities:	$375,271	$259,161	$69.06	$242,534	$64.63

Agency RMBS, excluding TBAs:
Floating	65,000	68,407	105.24	67,212	103.40
Fixed	325,190	346,049	106.41	345,285	106.18

Total Agency RMBS, excluding TBAs	390,190	414,456	106.22	412,497	105.72

Total Non-Agency and Agency RMBS, excluding Interest Only, Residual Securities and TBAs	$765,461	$673,617	$88.00	$655,031	$85.57

Non-Agency Interest Only and Residual Securities	n/a	10,727	n/a	4,569	n/a

TBAs:
Long	$503,750	$529,836	$105.18	$530,437	$105.30
Short	(849,250)	(893,251)	105.18	(894,958)	105.38

Net TBAs	$(345,500)	$(363,415)	$105.19	$(364,521)	$105.51

	June 30, 2010
	Current
	Principal	Fair Value	Average Price	Cost	Average Cost

Non-Agency RMBS, excluding Interest Only and Residual Securities:	$372,613	$236,832	$63.56	$239,397	$64.25

Agency RMBS, excluding TBAs:
Floating	88,529	93,403	105.51	91,629	103.50
Fixed	312,657	333,818	106.77	329,010	105.23

Total Agency RMBS, excluding TBAs	401,186	427,221	106.49	420,639	104.85

Total Non-Agency and Agency RMBS, excluding Interest Only, Residual Securities and TBAs	$773,799	$664,053	$85.82	$660,036	$85.30

Non-Agency Interest Only and Residual Securities	n/a	8,687	n/a	5,353	n/a

TBAs:
Long	$201,750	$212,537	$105.35	$211,590	$104.88
Short	(690,500)	(728,063)	105.44	(721,847)	104.54

Net TBAs	$(488,750)	$(515,526)	$105.48	$(510,257)	$104.40

Non-Agency RMBS are generally securitized in senior/subordinated structures, or in excess spread/over-collateralization structures. Excluding TBAs, Agency RMBS consist primarily of whole pool pass through certificates.

For the quarter ended September 30, 2010, the yield on average settled non-Agency RMBS assets was approximately 11.76% and the average cost of borrowed funds for these assets was 1.97%, for a net interest rate spread of 9.79%. The yield on average settled Agency RMBS assets was approximately 4.12% for the quarter and the average cost of borrowed funds was 0.33% for these assets, for a net interest rate spread of 3.79%. In aggregate, the yield on average settled RMBS assets (i.e., non-Agency RMBS and Agency RMBS combined) for the quarter was approximately 7.12% for the quarter and the average cost of borrowed funds was 0.77%, for a net interest rate spread of 6.35%. Net interest rate spreads do not take into account the effects of forward-settling transactions (including TBAs) and derivatives, which include interest rate hedges. At September 30, 2010, the weighted average coupon of our settled RMBS portfolio was 3.96%.

The Company actively invests in the TBA market. TBAs are forward-settling purchases and sales of Agency RMBS where the underlying pools of mortgage loans are “To Be Announced”. Given that the Company uses TBAs primarily to hedge risks associated with its long Agency RMBS (and to a lesser extent long non-Agency RMBS), the Company generally carries a net short TBA position. Additionally, the Company does not generally settle its TBA purchases and sales, nor does it accrue interest income on unsettled positions.

The following table summarizes the profit and loss of the RMBS portfolio for the quarter ended September 30, 2010:

In Thousands	Three Months Ended September 30, 2010
		Realized and
		Unrealized Gains
	Interest Income	(Losses	)	Total
RMBS Portfolio:
Non-Agency	$7,047	$24,527		$31,574
Agency	3,800	844		4,644
TBAs	—	(4,299)		(4,299)

Total Portfolio	$10,847	$21,072		$31,919

Derivatives Portfolio

In Thousands
	September 30, 2010		June 30, 2010
	Notional		Notional
	Amount	Fair Value	Amount	Fair Value
Long Mortgage Related:(1)
CDS on RMBS and CMBS Indices	$140,973	$(22,777)	$58,125 $	(13,331)

Total Long Mortgage Related Derivatives	140,973	(22,777)	58,125	(13,331)

Short Mortgage Related (2)
CDS on RMBS and CMBS Indices	(131,872)	40,361	(124,943)	31,490
CDS on Individual RMBS and CMBS	(125,959)	102,574	(138,102)	113,425

Total Short Mortgage Related Derivatives	(257,831)	142,935	(263,045)	144,915

Net Mortgage Related Derivatives	(116,858)	120,158	(204,920)	131,584

CDS on Corporate Bond Indices (Short)	(19,700)	5	(19,700)	172

Interest Rate Derivatives:
Interest Rate Swap	(70,000)	(3,065)	(48,000)	(1,215)
Eurodollar Futures*	(990)	(3,000)	(988)	(2,421)

Total Interest Rate Derivatives		(6,065)		(3,636)

Total Derivatives		$114,098		$128,120

*	Represents number of contracts. Each contract represents a notional amount of $1,000,000.
(1)	Long mortgage-related derivatives represent transactions where we sold protection.
(2)	Short mortgage-related derivatives represent transactions where we purchased protection.

During the quarter ended September 30, 2010, the Company increased its long mortgage-related CDS index contracts, reflecting its more favorable view at such time of the relative value of certain contracts linked to indices such as PrimeX. The Company’s short positions in RMBS and CMBS indices remain concentrated in RMBS vintage years 2006 and 2007. The Company also adjusted its interest rate hedges by replacing certain short TBA positions with short interest rate swap positions.

The following tables summarize the profit and loss of the Company’s portfolio of derivative holdings for the quarter ended September 30, 2010:

Profit & Loss on Derivatives:

	Three Months Ended
In Thousands	September 30, 2010
	Realized	Unrealized	Total
Mortgage Related:
CDS on Individual RMBS and CMBS	$(2,683)	$(1,647)	$(4,330)
CDS on RMBS and CMBS Indices	(1,135)	(685)	(1,820)

Total Mortgage Related Derivatives	(3,818)	(2,332)	(6,150)

CDS on Corporate Bond Indices	(50)	(166)	(216)

Interest Rate Derivatives:
Interest Rate Swap	—	(1,850)	(1,850)
Eurodollar Futures	(581)	(579)	(1,160)

Total Interest Rate Derivatives	(581)	(2,429)	(3,010)

Total Derivatives	$(4,449)	$(4,927)	$(9,376)

The following table summarizes, as of September 30, 2010, the estimated impacts on the fair value of our RMBS and interest rate derivative holdings, of immediate 50 basis point downward and upward shifts in interest rates.

In Thousands	Estimated Change in Fair Value*
	50 Basis Points Decline in	50 Basis Points Increase in
	Interest Rates	Interest Rates
Non-Agency RMBS	$4,037	$(3,864)
Agency Fixed	538	(4,027)
Agency ARMs	108	(157)
TBAs	(1,240)	4,616
Interest Rate Swaps	(2,043)	1,972
Eurodollar Futures	(1,222)	1,222

	$178	$(238)

*	Based on market environment as of September 30, 2010. Results are based on forward-looking models, which are inherently imperfect, and incorporate various simplifying assumptions. Therefore, the table above is for illustrative purposes only and actual changes in interest rates would likely cause changes in the actual fair value of our portfolio that would differ from those presented above, and such differences might be significant and adverse.

Borrowed Funds and Liquidity

In Thousands

Total Borrowings, In Thousands	September 30, 2010			June 30, 2010
			Average Cost			Average Cost
Collateral for Borrowing	Quarter End	Average	of Funds	Quarter End	Average	of Funds
Non-Agency RMBS	$120,136	$121,152	1.97%	$114,244	$129,159	1.74%
Agency RMBS	356,587	325,405	0.33%	313,926	320,311	0.31%

Total	$476,723	$446,557	0.77%	$428,170	$449,470	0.72%

Leverage Ratio	1.54:1			1.45:1

The Company’s borrowed funds are in the form of reverse repurchase agreements (“reverse repos”). The average remaining term on the Company’s reverse repos as of September 30, 2010 and June 30, 2010 were 44 days and 29 days, respectively. The Company’s borrowings outstanding under reverse repos were with seven counterparties as of September 30, 2010. The leverage ratio, or debt to equity ratio, does not account for liabilities other than debt financings. As of September 30, 2010, the Company had liquid assets in the form of cash and cash equivalents in the amount of $117.7 million.

Other

The Company’s other operating expenses and the base management fee, but excluding interest expense and incentive fees, represent 4.1% and 4.4%, on an annualized basis, of average shareholders’ equity for the three months ended September 30, 2010 and June 30, 2010, respectively. With the increase of the Company’s capital base following its recently completed IPO and based on its projection of operating expenses, the Company estimates this expense ratio at approximately 3.3% for the coming year.

Dividend

During the quarter ended September 30, 2010, the Company paid a dividend in the amount of $0.15 per share related to its second quarter results, bringing dividends paid to date related to the current year’s earnings to $0.40 per share.

On November 9, 2010, the Company’s board of directors declared a third quarter 2010 dividend of $0.80 per share, payable on December 15, 2010, to shareholders of record as of December 1, 2010.

About Ellington Financial LLC

Ellington Financial LLC is a specialty finance company formed in August 2007 that specializes in acquiring and managing mortgage-related assets. The Company’s primary objective is to generate attractive, risk-adjusted total returns for its shareholders by making investments that it believes appropriately compensate for the risks associated with them. Ellington Financial LLC was formed as a Delaware limited liability company. The Company is externally managed by Ellington Financial Management LLC, a registered investment advisor and an affiliate of Ellington Management Group, L.L.C., an investment management firm. For federal income tax purposes, the Company has been and expects to continue to be treated as a partnership.

Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Wednesday, November 17, 2010, to discuss its financial results for the quarter ended September 30, 2010. To participate in the event by telephone, please dial (877) 941-8609 at least 10 minutes prior to the start time and reference the conference passcode 4383836. International callers should dial (480) 629-9818 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed via the Investor Relations section of the Company’s Web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software.

A dial-in replay will be available on Wednesday, November 17, 2010, at approximately 1 p.m. Eastern Time through Wednesday, November 24, 2010, at approximately 12 p.m. Eastern Time. To access this replay, please dial (800) 406-7325 and enter the conference ID number 4383836. International callers should dial (303) 590-3030 and enter the same conference ID number. A replay of the conference call will also be archived on the Company’s website at www.ellingtonfinancial.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company’s results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company’s control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under the heading “Risk Factors” in our Registration Statement on Form S-11, filed October 7, 2010 (Registration # 333-160562), which can be accessed at the SEC’s website (www.sec.gov), relating to our initial public offering. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:	Media Contact:
Neha Mathur	Shawn Pattison or Dana Gorman
Vice President	The Abernathy MacGregor Group, for
Ellington Financial LLC	Ellington Financial LLC
(203) 409-3575	(212) 371-5999

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

In Thousands, Except Per Share Data

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2010
Investment Income
Interest income	$10,859	$10,799	$33,574

Expenses
Base management fee	1,173	1,108	3,385
Incentive fee	2,524	—	3,007
Interest expense	921	873	2,601
Other operating expenses	1,919	2,141	6,119

Total expenses	6,537	4,122	15,112

Net Investment Income	4,322	6,677	18,462

Net realized gain (loss) on:
Investments	(2,697)	8,525	9,618
Swaps	(3,868)	(788)	3,352
Futures	(581)	(288)	(1,607)
Purchased options	—	—	(581)

Total realized gain (loss)	(7,146)	7,449	10,782

Change in net unrealized gain (loss) on:
Investments	23,769	(7,269)	16,716
Swaps	(4,348)	(2,655)	(17,229)
Futures	(579)	(470)	(1,928)
Purchased options	—	—	542

Total unrealized gain (loss)	18,842	(10,394)	(1,899)

Net Realized and Unrealized Gain (Loss) on Investments and Financial Derivatives	11,696	(2,945)	8,883

Net increase (decrease) in shareholders’ equity resulting from operations	$16,018	$3,732	$27,345

Net increase (decrease) in shareholders’ equity resulting from operations per share:
Basic and Diluted	$1.30	$0.30	$2.21

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY (UNAUDITED)

In Thousands, Except Share Data

	As of
	September 30,	June 30,	December 31,
	2010	2010	2009 (1)
ASSETS
Cash and cash equivalents	$117,712	$109,332	$102,863

Investments and financial derivatives:
Investments at value (Cost - $1,190,037, $876,980 and $753,893)	1,214,179	885,276	755,441
Financial derivatives - assets (Cost - $156,135, $153,123 and $113,568)	147,153	146,677	123,638

Total investments and financial derivatives	1,361,332	1,031,953	879,079

Deposits with dealers held as collateral	18,084	30,243	23,071
Receivable for securities sold	1,026,531	785,274	513,821
Interest and principal receivable	5,243	4,370	9,298
Deferred offering costs	3,139	2,804	2,533
Prepaid insurance	249	534	—

Total Assets	$2,532,290	$1,964,510	$1,530,665

LIABILITIES
Investments and financial derivatives:
Investments sold short at value (Proceeds - $894,958, $721,847 and $509,588)	$893,251	$728,063	$502,544
Financial derivatives - liabilities (Proceeds -$26,948, $14,841 and $8,044)	$33,055	$18,557	$14,046

Total investments and financial derivatives	926,306	746,620	516,590

Reverse repurchase agreements	476,723	428,170	559,978
Due to brokers - margin accounts	105,805	119,741	106,483
Payable for securities purchased	707,794	371,218	41,645
Accounts payable and accrued expenses	2,520	2,656	2,016
Accrued base management fee	1,173	1,108	1,137
Accrued incentive fees	2,524	—	2,274
Interest and dividends payable	472	647	748

Total Liabilities	2,223,317	1,670,160	1,230,871

SHAREHOLDERS’ EQUITY	308,973	294,350	299,794

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,532,290	$1,964,510	$1,530,665

ANALYSIS OF SHAREHOLDERS’ EQUITY:
Common shares, no par value, 100,000,000 shares authorized; (11,985,670, 11,985,670 and 11,972,113 shares issued and outstanding)	$300,215	$286,052	$292,947
Additional paid-in capital - LTIP units	8,758	8,298	6,847

Total Shareholders’ Equity	$308,973	$294,350	$299,794

PER SHARE INFORMATION:
Common shares, no par value	$25.78	$24.56	$25.04

(1)	Derived from audited financial statements as of December 31, 2009.